SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WEST-CORE DRILLING, INC.**, did on April 18, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 21, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080270154-49
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/18/2008 4:55 PM
	Entity Number E0254262008-8

Articles of Incorporation
(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	West-Core Drilling, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Craig W. Kidwell, Esq. Name 2560 Mtn. City Hwy., Ste. 101 — Elko — Nevada 89801 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: — Par value per share: $ — Number of shares without par value: 2000
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Craig W. Kidwell Name 2560 Mtn. City Hwy., Ste. 101 — Elko — NV — 89801 Street Address — City — State — Zip Code 2. Ian Fournier Name 336 Poplar Dr. — Elko — NV — 89801 Street Address — City — State — Zip Code 3. Travis Stephenson Name 4901 High Forest Road — Colorado Springs — CO — 80908 Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Craig W. Kidwell, Esq. Name — X [signature] Signature 2560 Mtn. City Hwy., Ste. 101 — Elko — NV — 89801 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — April 18, 2008 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

WEST-CORE DRILLING, INC.

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Business Entity Information

Status:	Active	File Date:	4/18/2008 4:55:38 PM
Type:	Domestic Corporation	Corp Number:	E0254262008-8
Qualifying State:	NV	List of Officers Due:	5/31/2008
Managed By:		Expiration Date:	

Resident Agent Information

Name:	CRAIG W KIDWELL, ESQ	Address 1:	2560 MTN. CITY HWY STE 101
Address 2:		City:	ELKO
State:	NV	Zip Code:	89801
Phone:		Fax:	
Email:		Mailing Address 1:	
Mailing Address 2:		Mailing City:	
Mailing State:		Mailing Zip Code:	

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Financial Information

No Par Share Count:	2,000.00	Capital Amount:	$ 0

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